CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the February 26, 2010 Statement of Additional Information constituting part of the registration statement on Form N-14 (the “Registration Statement”) of our reports dated February 26, 2009 relating to the financial statements and financial highlights of All Cap Growth Trust, Capital Appreciation Trust, Overseas Equity Trust, International Value Trust, Pacific Rim Trust, International Equity Index Trust A, Short Term Bond Trust, and U.S. Government Securities Trust, certain of the portfolios comprising John Hancock Trust appearing in the respective December 31, 2008 Annual Reports to Shareholders. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights of the Funds” in the February 26, 2010 Proxy Statement/Prospectus which constitutes part of this Registration Statement.
We hereby also consent to the incorporation by reference in the May 1, 2009 Statement of Additional Information of John Hancock Trust of our reports of the above referenced funds dated February 26, 2009 relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of the John Hancock Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the May 1, 2009 Prospectus and Statement of Additional Information of John Hancock Trust.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 15, 2010